                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 28, 1998

                      SALOMON BROTHERS INC



                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title:  Assistant Secretary


                      SALOMON BROTHERS HOLDING COMPANY INC



                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title:  Assistant Secretary



                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary



                      TRAVELERS GROUP INC.



                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Assistant Secretary